UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

Commission File Number: 000-53232

TC Power Management Corp.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0686445
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

628 11th Avenue NE, Calgary, Alberta, Canada T2E 0Z7
(Address of principal executive offices)

(403) 612-5753
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment and Resignation of Principal Officers and Directors.  Compensatory Arrangements of Certain Officers.

On May 3, 2010, the Board of Directors of TC Power Management Corp., a Nevada corporation ("Registrant") accepted the resignation of Gordon Douglas as Vice President. Mr. Douglas’ resignation is not the result of any disagreement with the policies, practices or procedures of the Registrant.

Mr. Douglas continues to own 5,000,000 shares of the Registrant’s common stock, which is approximately 82% of the Registrant’s issued and outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TC Power Management Corp.

Date: May 5, 2010	By:	/s/ Nigel Johnson
Nigel Johnson
President